UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 9, 2005

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ACTIVEWORLDS CORP.

(Exact Name of Registrant as Specified in Its Charter)

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Delaware	001-15819	13-3883101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

40 Wall Street, 58th Floor, New York, NY 10005

(212) 509-1700

 (Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02

Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 9, 2005, our board of directors in consultation with our independent registered public accounting firm, concluded that our financial statements for the quarter ended March 31, 2005 included in our Report on Form 10-QSB should no longer be relied upon. We failed to account for a $42,186 non-cash expense item which increased our net loss from the reported $8,384 to $50,750, and also increased our additional paid in capital from $5,659,510 to $5,701,696.

The circumstances which gave rise to this error are that in December 2004, we issued 750,000 warrants to purchase shares of our common stock to a company controlled by our principal stockholder in connection with a consulting agreement. The market price of our common stock on the date of grant exceeded the exercise price of the warrants by $0.45 per share. This requires us to value the consulting agreement at $337,000 which we will amortize over the two-year term of the agreement at $42,186 per quarter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVEWORLDS CORP.

By:	/s/ SEAN DESON
President

Date: August 15, 2005

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